                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 8-K
                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

                                March 31, 1998
               ------------------------------------------------
               Date of Report (Date of earliest event reported)


                          MC Liquidating Corporation
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

  Washington                      000-26118                 91-1438806
  ----------                     -----------                ----------
(State or other                  (Commission             (I.R.S. Employer
jurisdiction of                  File Number)           Identification No.)
incorporation)


          26899 Northwestern Highway, Suite 120, Southfield, MI 48034
          -----------------------------------------------------------
                   (Address of principal executive offices)

                                (248) 304-1780
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             (Registrant's telephone number, including area code)


                          MIDCOM Communications Inc.
                          --------------------------
                                 (Former Name)
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Item 5.   OTHER EVENTS

     As previously reported, the Company and three of its wholly-owned subsidiaries, PacNet Inc., Ad Val, Inc., and Cel-Tech International Corporation, each filed a petition for relief under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court (consolidated under Case No. 97-59044-S) on November 7, 1997. Since the Petition Date, the Company has continued as a debtor-in-possession pursuant to the Bankruptcy Code. The Company is in the process of liquidating its assets and winding up its operations and, as previously disclosed, has sold all of its assets with the exception of certain conference call customer accounts representing revenue of approximately $40,000 on a monthly basis and the microwave network of the Company's wholly-owned subsidiary, PacNet Inc. The Company has ceased virtually all operations other than those necessary to preserve the value of remaining assets and is otherwise taking steps to maximize assets available for satisfaction of creditor claims. The proceeds from the sales of the Company's assets, net of transaction and administration costs, will be applied to satisfaction of creditor claims in accordance with a plan of reorganization which is being prepared for approval by the Bankruptcy Court. Net proceeds will not be sufficient to satisfy in full unsecured creditors' claims, including sums owed to holders of the Company's Convertible Subordinated Notes due 2003. Nor will such proceeds be sufficient to provide any distribution in liquidation to the holders of shares of the Company's common stock.

     The Company intends to file with the Securities and Exchange Commission, under cover of Form 8-K, copies of all monthly financial and operating reports filed with the Bankruptcy Court pursuant to Bankruptcy Rule 2015 in lieu of continuing to file annual and quarterly reports under the Securities Exchange Act of 1934.

     The Company's consolidated balance sheet as of December 31, 1997 and related consolidated statements of operations, shareholders' deficit and cash flows for year ended December 31, 1997 are filed as Exhibit 99.1 to this report.

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ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS.

               (c)       Exhibits.
                         99.1      Consolidated balance sheet as of December 31,
1997 and related consolidated statements of operations, shareholders' deficit cash flows and notes to consolidated financial statements for the year ended December 31, 1997.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 31, 1998                  MC Liquidating Corporation


                                       By:      /s/ Paul P. Senio
                                           -------------------------------
                                             Paul P. Senio, Secretary, and
                                             General Counsel